                                                                   Exhibit 10(m)

            OLIN SUPPLEMENTAL CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
                           EFFECTIVE JANUARY 1, 1990


1.     Establishment.  Olin Corporation ("Olin") hereby establishes the Olin
       -------------
Supplemental Contributing Ownership Plan (the "Plan" or "SCEOP Plan"), effective January 1, 1990.

2.     Purpose.  The purpose of this Plan is to provide certain eligible
       -------
employees who are limited under Sections 401(a)(17) and 415(c)(1) of the Internal Revenue Code of 1986 and the regulations promulgated thereunder (the "Code") in making contributions to the Olin Corporation Contributing Employee Ownership Plan (as from time to time amended, the "CEO Plan") with certain supplemental benefits to make up for such Code-imposed limitations.

3.     Definitions.  Except as otherwise provided herein, the terms defined in
       -----------
the CEO Plan are used herein with the meanings ascribed to them in the CEO Plan. In addition, when used herein, the following definitions shall apply:

       "Dividend Equivalents" means with respect to a number of Phantom Shares, the dollar amount of regular or special dividends actually paid in cash from time to time on an equivalent number of shares of Common Stock.

       "CEOP Percentage" means with respect to a SCEOP Participant the annual percentage by which such participant reduces his received Compensation on either a before-tax or after-tax basis in calculating Contributions made to the CEO Plan; provided, however if such percentage exceeds 6%, the SCEOP Participant may elect for purposes of this Plan to reduce such percentage to 6% and if such election is made, for purposes of this Plan the CEOP Percentage shall be 6%.

       "Excess Company Matching Allocation" means with respect to a SCEOP Participant the percentage used in calculating the Company Matching Allocation (in excess of $25 per month) (as of the date hereof, 50%), as such percentage changes from time to time, multiplied by the annual Supplemental Plan Contribution for that participant; provided that if the participant's CEOP Percentage exceeds 6%, the Supplemental Plan Contribution will be calculated using 6% for the CEOP Percentage when calculating the Excess Company Matching Contribution.

       "Excess Performance Allocation" means with respect to a SCEOP Participant for a calendar year the percentage used in calculating the Performance Matching Allocation, if any, for such year multiplied by the Supplemental Plan Contribution of that participant for such year; provided that if such participant's CEOP Percentage exceeds 6%, the Supplemental Plan Contribution will be calculated using 6% for the CEOP Percentage when calculating the Excess Performance Allocation.

       "Maximum Eligible Compensation" means the maximum amount of Compensation under Section 401(a)(17) of the Code from which a Participant is permitted to make Contributions to the CEO Plan, as such maximum amount is adjusted from time to time under the Code.

       "Phantom Shares" means phantom shares of the Common Stock.

       "SCEOP Participant" with respect to a month in a Plan Year shall mean a Participant who has his or her contributions to the CEO Plan reduced as a result of the limitations set forth in the Sections 401(a)(17) or 415(c)(1) of the Code and who has filed an election to participate in the SCEOP with the Committee.

       "Special Deferral Account" for a SCEOP Participant shall mean the account established under the SCEOP for such participant.

       "Supplemental Plan Contribution" with respect to a SCEOP Participant shall mean the annual amount by which the SCEOP Participant has elected to reduce his base salary under this Plan, such amount being equal to the CEOP Percentage multiplied by the difference between (i) the Maximum Eligible Compensation and (ii) such participant's annual base salary.

4.     Deferrals and Accounts.  Each SCEOP Participant who so elects for a
       ----------------------
calendar year shall defer, and his or her Compensation shall be appropriately reduced on a pre-tax basis, the Supplemental Plan Contribution. An election to defer shall be made by December 1 prior to the calendar year for which Compensation would otherwise be earned. For each SCEOP Participant, a Special Deferral Account will be established. The account will contain sub-accounts for each type of contribution credited to the Special Deferral Account. For each Plan Year during which a person is a SCEOP Participant and making deferrals, the Participating Employer will credit to the Special Deferral Account of each SCEOP Participant the number of Phantom Shares equal to the sum of (1) the Supplemental Plan Contribution plus (2) the Excess Company Matching Allocation. The Company shall credit such amounts monthly on a prorata basis unless it elects otherwise for all SCEOP Participants. In addition, each year beginning with the 1990 calendar year, the Company will credit in the following calendar year to the Special Deferral Account in the form of Phantom Shares the Excess Performance Allocation, if any; such crediting shall occur at the time the Performance Matching Allocation is made. The Special Deferral Account will also be credited in the form of additional Phantom Shares with Dividend Equivalents from time to time when dividends are paid on the Common Stock.

       For purposes of calculating the number of Phantom Shares to be credited to the Special Deferral Account, the SCEOP shall use the Current Market Value for Common Stock as calculated under the CEO Plan. Phantom Shares will be credited in fractional amounts up to three decimal places.

       An election to defer Compensation under this Plan must be made by the December 1 prior to the calendar year for which such Compensation would otherwise be earned.

5.     Distribution.  Distributions to SCEOP Participants of the Special
       ------------
Deferral Accounts shall be made only in the form of cash. The value of the amount of any distribution shall be based on the Current Market Value as of the Common Stock as calculated in accordance with the CEO Plan for distributions thereunder. Notwithstanding the foregoing, such value shall be determined at the close of business on the day for which the distribution is effective.

6.     Plan Provisions.  Except as otherwise expressly provided herein, all of
       ---------------
the provisions of the CEO Plan contained in Articles VII, X, XII and Sections 15.04, 15.05, 15.07, 15.08, 15.10 and 15.11 shall apply to the SCEOP; provided any SCEOP Participant who is vested or becomes vested in the CEO Plan shall automatically be vested in the Special Deferred Account.

7.     Benefits. Upon becoming a SCEOP Participant, such SCEOP Participant shall
       --------
elect to receive the value of his Special Deferred Account in the manner provided in Article X of the CEO Plan and shall elect a payment option described in Article X of the CEO Plan with respect to the payment of benefits payable under this SCEOP, except all payments made from the SCEOP shall be made in cash and only (1) upon a fixed date or dates at least six months after an election for payment is made or (2) incident to death, retirement, disability or termination of employment. A SCEOP Participant may change such election upon notice to the Company provided no such change shall be effective if the SCEOP Participant becomes eligible for a distribution from this Plan within six months of such change.

8.     Liability for Payment.  Each Participating Employer shall pay the
       ---------------------
benefits provided hereunder with respect to SCEOP Participants who are employed or were formerly employed by it during their participation in the Plan. In the case of a SCEOP Participant who was employed by more than one Participating Employers, the Committee shall allocate the cost of such benefits among such Participating Employers in such manner as it deems equitable. The obligations of the Participating Employer hereunder shall not be funded in any manner. The rights of any person to receive benefits under this Plan are limited to those of a general creditor of the Participating Employer liable for such benefits hereunder.

9.     Employment Rights.  Nothing in the SCEOP shall be construed as giving any
       -----------------
employee the right to be retained in the employ of any Participating Employer. Each Participating Employer expressly reserves the right to dismiss any employee at any time without liability for the effect which such dismissal might have upon him or her hereunder.

10.    Administration.  The SCEOP shall be administered by the Committee in the
       --------------
same manner and with the same effect as the CEO Plan to the extent not inconsistent with the provisions hereof.

11.    Amendment and Termination.  The SCEOP may be amended, or may be
       -------------------------
terminated, in whole or in part at any time and from time to time by the Board of Directors (or any committee authorized by such Board). Any Participating Employer may withdraw from participation in the SCEOP at any time. The foregoing provisions of this section notwithstanding, no amendment or termination of the CEO Plan or the SCEOP or withdrawal therefrom by a Participating Employer shall adversely affect the vested benefits payable hereunder on account of any person in respect of service rendered prior to the effective date of such amendment, termination or withdrawal.

12.    Spendthrift.  No SCEOP Participant or beneficiary thereof shall have the
       -----------
right to assign, transfer, encumber or otherwise subject to any lien any payment or any other interest under the SCEOP nor shall such payment or interest be subject to attachment, execution or levy of any kind.

13.    Section 16.  This Plan is not intended to give rise to any equity or
       ----------
derivative security under Section 16 of the Securities Exchange Act of 1934 and the regulations promulgated thereunder. This Plan shall be construed, interpreted and operated at all times in a manner as to exempt it from the application of such Section 16 notwithstanding any provision of this Plan.

14.    Unfunded Plan.  The Plan shall be unfunded.  All payments to a SCEOP
       -------------
Participant under the Plan shall be made from the general assets of the Participating Employer of such participant. The rights of any SCEOP Participant to payment shall be those of any unsecured general creditor of such Participating Employer.

15.    Service of Process and Plan Administrator.  The Secretary of Olin shall
       -----------------------------------------
be the agent for service of legal process. Olin shall constitute the Plan Administrator.

16.    Governing Law.  The SCEOP and all actions taken hereunder shall be
       -------------
governed by and construed in accordance with the laws of the State of Connecticut.

       IN WITNESS WHEREOF, Olin Corporation has caused this Plan to be executed by its duly authorized officer as of January 1, 1990.

                                 OLIN CORPORATION


                                 By:  /s/Michael E. Campbell
                                      -----------------------------
                                      Vice President-Human Resources

                                                                   Exhibit 10(m)

                     FIRST AMENDMENT TO OLIN SUPPLEMENTAL
                     CONTRIBUTING EMPLOYEE OWNERSHIP PLAN

       This First Amendment is made as of this 6th day of May 1994, by Colin Corporation ("Olin").
                                  WITNESSETH

       WHEREAS, Olin has established the Olin Supplemental Contributing Ownership Plan (the "Plan"), effective January 1, 1990, providing certain eligible employees who are limited under certain sections of the Internal Revenue Code with certain supplemental benefits;

       WHEREAS, Olin intends to amend Section 7, entitled, "Benefits" of the Plan;

       NOW, THEREFORE, IT IS AGREED as follows:

1.     Incorporation of Definitions Used in the Plan
       ---------------------------------------------

       Capitalized terms utilized in the Plan that are not defined in this Amendment are hereby incorporated by reference into this Amendment.

2.     Amendment
       ---------

       The first sentence of Section 7 of the Plan is hereby amended to read in its entirety as follows:


             "Upon becoming a SCEOP Participant, such SCEOP Participant shall elect to receive the value of his Special Deferred Account from among the payment options described in Article X of the CEO Plan with respect to the payment of benefits payable under this SCEOP, except all payments made from the SCEOP shall be made in cash and only incident to death, retirement, disability or termination of employment."

3.     Miscellaneous
       -------------

       This amendment shall be effective as of the day written above. Except as amended by Section 2 above, the Plan remains in full force and effect.

       IN WITNESS WHEREOF, OLIN CORPORATION has caused this Amendment to be executed as of the date first above written.

                                           OLIN CORPORATION

                                           By: /s/ Peter C. Kosche
                                             ---------------------
                                             Vice President - Human Resources